EXHIBIT 10.2
                                                                    ------------

                         CASE DEALER HOLDING COMPANY LLC
                     (f/k/a CNH Dealer Holding Company LLC)
                                621 State Street
                                Racine, WI 53402



                                                                 August 29, 2008


Western Power & Equipment Corp. (Oregon)
6407-B N.E. 117th Avenue
Vancouver, WA 98662

Western Power & Equipment Corp. (Delaware)
6407-B N.E. 117th Avenue
Vancouver, WA 98662


Re: Acquired Locations

Gentlemen:

            Reference is made to that certain Assets Sale and Purchase Agreement dated June 20, 2008 (the "Purchase Agreement") by and among Western Power & Equipment Corp., an Oregon corporation ("WPE"), Western Power & Equipment Corp., a Delaware corporation and the sole shareholder of WPE ("WPE Parent" and, together with WPE, "Sellers"), and Case Dealer Holding Company LLC, a Delaware limited liability company (f/k/a CNH Dealer Holding Company LLC) (the "Buyer"). Capitalized terms used herein and not defined shall have the meanings given them in the Purchase Agreement.

            In the course of its due diligence review of the Business, Buyer has determined that certain conditions exist on the Acquired Locations which Buyer believes should be corrected. Under the provisions of Section 8.2(d) of the Purchase Agreement, Buyer has notified Sellers that it is unwilling to close the Transactions unless the parties agree on the manner in which the aforesaid conditions will be addressed. Sellers have determined that it is in their best interests to close the Transactions, and accordingly have agreed to the following provisions of this letter agreement, with the stipulation that their execution and delivery of this letter agreement shall not be construed as an admission that the Acquired Locations are not in full compliance with applicable laws, which Sellers expressly deny.

            Subject to the foregoing, Sellers agree that WPE shall be responsible for the cost of those corrective actions described on Exhibit A attached hereto (or such other corrective actions in lieu of the corrective actions described on Exhibit A, which Buyer determines, in its dole discretion, are adequate to address the conditions that exist on the Acquired Locations) (the "WPE Actions"), up to an aggregate amount of $700,000 (the "WPE Payment Amount").

            Buyer is hereby authorized to and shall deduct the costs of the WPE Actions from the Holdback Amount at such time and from time to time as Buyer contracts for such corrective actions to be performed, up to the total WPE Payment Amount, with the same effect as if such deduction were made in satisfaction of an Indemnification Obligation as provided in Section 9.5 of the Purchase Agreement.

            Subject to Sellers' obligations of confidentiality under Section 7.1 of the Purchase Agreement, Buyer shall provide WPE with copies of any reports produced by Buyer's contractor(s) as they relate to such work, and shall permit representatives of WPE, at WPE's sole cost and upon reasonable notice and at reasonable times, to monitor the such work.

            Please indicate your agreement with the foregoing by executing the Acknowledgment below and returning a signed copy to my attention.


                                      CASE DEALER HOLDING COMPANY LLC


                                      By: /s/ James Hasler
                                          ----------------------------
                                          James Hasler
                                          Chief Executive Officer and President


                                 ACKNOWLEDGMENT
                                 --------------

            Intending to be legally bound, the undersigned have executed this letter agreement as of the date set forth above.


                                      WESTERN POWER & EQUIPMENT CORP., AN
                                      OREGON CORPORATION

                                      By: /s/ C. Dean McLain
                                          --------------------------------
                                          C. Dean McLain
                                          Chief Executive Officer and President


                                      WESTERN POWER & EQUIPMENT CORP., A
                                      DELAWARE CORPORATION

                                      By: /s/ C. Dean McLain
                                          --------------------------------
                                          C. Dean McLain
                                          Chief Executive Officer and President